SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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United Financial Banking Companies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED FINANCIAL BANKING COMPANIES, INC.

8399 Leesburg Pike

Vienna, Virginia 22182

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of United Financial Banking Companies, Inc. will be held at The Business Bank’s Vienna Branch, 133 Maple Avenue East, Vienna, Virginia on Friday, May 19, 2006, at 10:00 a.m. for the following purposes:

(1)	To elect three (3) Class 1 Directors;

(2)	To ratify the appointment of Goodman & Company, L.L.P. as the independent registered public accounting firm for 2006; and

(3)	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Only holders of shares of Common Stock of record at the close of business on March 31, 2006 shall be entitled to vote at the Meeting.

Please sign and promptly mail the enclosed proxy to ensure the presence of a quorum at the Meeting.

By Order of the Board of Directors,

/s/ LISA M. PORTER
Lisa M. Porter
Corporate Secretary

April 28, 2006

Please sign, date and return your proxy promptly, whether or not you plan to attend the Meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the Meeting, you may, if you desire, revoke your proxy and vote in person.

UNITED FINANCIAL BANKING COMPANIES, INC.

Executive Offices

8399 Leesburg Pike

Vienna, Virginia 22182

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held May 19, 2006

GENERAL

This Proxy Statement and accompanying form of proxy, mailed to shareholders on or about May 1, 2006, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of United Financial Banking Companies, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Friday, May 19, 2006, at The Business Bank’s Vienna Branch, 133 Maple Avenue East, Vienna, Virginia, and at any adjournment thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by telecopy, from some shareholders if proxies are not received promptly. Such persons will not receive any additional compensation for such solicitation.

The Board has fixed the close of business on March 31, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting (the “Record Date”).

A proxy in the accompanying form which is properly signed and returned and not revoked will be voted in accordance with instructions contained therein. Shares represented by proxies for which no instruction is given will be voted FOR the election of the nominees for directors specified herein, FOR the ratification of the appointment of Goodman & Company, L.L.P. and in the discretion of the holders of the proxies on all other matters properly brought before the Meeting and any adjournment or postponement thereof. The judges of election appointed for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock as to a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to such matter.

Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the Meeting and voting in person.

The Company’s Annual Report to Shareholders for the year ended December 31, 2005, is being sent to all shareholders with this Proxy Statement. Said Report is not to be considered a part of the proxy solicitation materials.

At the Annual Meeting, each of the Company’s outstanding shares of Common Stock will be entitled to one vote on all matters submitted to the shareholders. There are no cumulative voting rights. On the Record Date, there were 1,079,282 shares of Common Stock outstanding, held by approximately 288 shareholders of record.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Articles also provide that a vacancy on the Board of Directors shall be filled by a vote of the majority of the remaining directors, even if the remaining number of directors may be less than a quorum. The successor director selected by the remaining directors serves only until the next Annual Meeting of Shareholders, at which time the shareholders elect a successor director to serve for the remaining portion of that director’s three-year term.

At the 2006 Annual Meeting, three (3) Class 1 directors will be elected to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified. Manuel V. Fernandez, William J. McCormick, Jr. and Robert W. Pitts are the nominees for election as Class 1 directors. Mr. Fernandez, Mr. McCormick and Mr. Pitts have previously been elected as directors by the shareholders of the Company.

The Board recommends that the nominees named above be elected. Proxies received will be voted FOR the election of the nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. In order for a nominee to be elected, he must receive a plurality of the votes cast in the election at the Meeting. The nominees have consented to be named in this Proxy Statement as nominees for election as directors and have indicated their intent to serve if elected. However, in the event the nominees are not available for election, the proxies will be voted for such persons as shall be designated by the Board as replacements.

The following information is furnished with respect to the nominees for election as a director and the remaining directors who will continue to serve as indicated below, including age, the year each became a director, information regarding beneficial ownership of the Company’s Common Stock as of the Record Date, and each nominee’s principal occupation and business experience.

	Age	Year First Became Director	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Outstanding Common Stock Shares (1)
Class 1 - If elected to serve until the 2009 Annual Meeting
William J. McCormick, Jr.	(68)	1995	36,155	(2)	3.33%
Manuel V. Fernandez	(77)	1998	149,926	(3)	13.83%
Robert W. Pitts	(72)	2003	29,972	(4)	2.76%

Class 2 - To serve until the 2007 Annual Meeting
Robert E. Carpenter, Sr.	(77)	2005	28,883	(5)	2.66%
Charles S. Evans	(70)	2005	12,800	(6)	1.18%
Harold C. Rauner	(55)	1994	74,380	(7)	6.70%

Class 3 - If elected to serve until the 2008 Annual Meeting
Dennis I. Meyer	(70)	1983	179,502	(8)	16.55%
John R. Motz	(61)	2005	10,778	(9)	.99%
Jeffery T. Valcourt	(53)	1996	298,413	(10)	27.48%

All directors and executive officers as a group (11 persons)			851,398	(11)	72.32%

(1)	A person is deemed to be the beneficial owner of shares as to which he has or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 1,079,282 shares of Common Stock as of the Record Date. In calculating the percentage of shares owned for option holders, the total number of shares outstanding is deemed to include the option shares granted to that holder and exercisable within sixty days of the Record Date.

(2)	Includes 1,000 shares owned directly. 30,555 shares owned indirectly are owned by a company of which Mr. McCormick is the majority shareholder. Also includes options to purchase 5,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans.
(3)	Includes 144,926 shares owned directly. Also includes options to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Plan.
(4)	Includes 24,972 shares owned directly. Also includes options to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Plan.
(5)	Includes 13,150 shares owned directly and 9,133 shares owned by his spouse, Jean Carpenter. Also includes options to purchase 6,600 shares of Common Stock pursuant to the Company’s Directors Stock Plan.
(6)	Includes 7,800 shares owned directly and options to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Plans.
(7)	Includes 42,882 shares owned directly and options to purchase 31,498 shares of Common Stock pursuant to the Company’s Executive Stock Plans.
(8)	Includes 4,000 shares of Common Stock owned by Mr. Meyer’s child, 1,839 shares owned by Mr. Meyer and 168,663 shares owned by his spouse, Rita M. Meyer. Also includes options to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Plans.
(9)	Includes 3,808 shares owned directly and 2,370 shares owned by his spouse, Jan Motz. Also includes options to purchase 4,600 shares of Common Stock pursuant to the Company’s Directors Stock Plan.
(10)	Includes 1,000 shares of Common Stock owned by Mr. Valcourt and options to purchase 6,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans. Also includes 290,813 shares of Common Stock owned by JNV Limited Partnership II, of which Mr. Valcourt is the general partner.
(11)	Includes options to purchase 54,308 shares of Common Stock pursuant to the Company’s Executive Stock Plans and options to purchase 43,400 shares of Common Stock pursuant to the Directors Stock Plans.

The business experience of the nominees for election and serving directors described below relates to the past five years unless otherwise indicated.

Mr. McCormick is the majority shareholder of Jordan Kitt’s Music, Inc., and serves as its President. He serves as a director for the American Music Conference and of the Schmitt Music Centers in Minneapolis, Minnesota.

Mr. Fernandez is the owner and President of 650 Water Street, Inc., which operates a hotel and restaurant. Over the past several years, Mr. Fernandez has served as a director for several banks. He is a managing member or a general partner in several real estate projects.

Mr. Pitts is the senior partner in the firm of Pitts & Company PC CPAs. He has been a certified public accountant and practicing for over forty years in the Northern Virginia area. Mr. Pitts has served on The Business Bank Board of Directors since 1998.

Mr. Carpenter is a principal in McLean Management LLC. He has provided engineering services for over fifty years in the Northern Virginia area. Mr. Carpenter has served on The Business Bank Board of Directors since 1996 and previously served as a director for a local community bank.

Mr. Evans is a shareholder of Computerware, a computer retail and service vendor located in Northern Virginia and serves as its Chairman. Mr. Evans has served on the Business Bank Board of Directors since 1998.

Mr. Rauner became President of The Business Bank in December 1994. In January 1997, Mr. Rauner was elected President and CEO of the Company by the Board of Directors. He is also President and director of the Company’s subsidiary, Business Venture Capital, Inc. (BVCI) and a director of the Bank’s subsidiary, The Business Bank Insurance Agency, Inc.

Mr. Meyer is one of the founding directors of the Company. He is senior counsel at the law firm of Baker & McKenzie, Washington, D.C., which specializes in international law.

Mr. Motz is president of Commercial Condominium Management Company, a property management firm headquartered in Northern Virginia. Mr. Motz has served on the Business Bank Board of Directors since 2000.

Mr. Valcourt was elected Chairman of the Board of the Company by the Board of Directors in January 1997. He also serves as a director of the Bank, BVCI and The Business Bank Insurance Agency, Inc. Mr. Valcourt is the Chairman and CEO of Valcourt Building Services, a window washing and exterior building maintenance company, with offices in Arlington, Virginia, Elizabeth, New Jersey, Pennsauken, New Jersey and Atlanta, Georgia. Valcourt Building Services is the largest window cleaning company in the United States.

The Board of Directors recommends that the shareholders vote FOR the nominees standing for election as director.

PROPOSAL TWO

RATIFY THE APPOINTMENT OF GOODMAN & COMPANY, L.L.P.

AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Goodman & Company, L.L.P. to audit the United Financial Banking Companies, Inc. and subsidiaries financial statements for 2006. Goodman & Company, L.L.P. has served as the Company’s independent audit firm since October 2003.

Representatives from Goodman & Company, L.L.P. are expected to be present at the Annual Meeting.

At the 2006 Annual Meeting, the Board of Directors proposes the ratification of the appointment of Goodman & Company, L.L.P. to audit the United Financial Banking Companies, Inc. and subsidiaries financial statements for 2006. Ratification of Goodman & Company, L.L.P. requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of Common Stock is present).

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Goodman & Company, L.L.P.

Information Regarding the Board of Directors and Its Committees

There were 5 meetings of the Board of Directors during 2005. The Company has standing audit, compensation and nominating committees. There were 3 meetings of the Audit Committee, 3 meetings of the Compensation Committee and 1 meeting of the Nominating Committee. During 2005, all of the Company’s directors attended more than 75% of the Board of Directors meetings and committee meetings of which they were members. The non-employee directors of the Bank were paid $450 for each loan committee meeting attended. Beginning October 2005, non-employee directors were paid $400 for each Board meeting attended. Directors serving on more than one Board, were paid $400 for both Board meetings.

Audit Committee

The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee of the Company is currently comprised of Messrs. Manuel Fernandez, William McCormick, Jr., Dennis Meyer, Robert Pitts, Jeffery Valcourt, Robert Carpenter, Charles Evans and John Motz. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). During the 2005 fiscal year, the Audit Committee met three times. The Board of Directors has determined that Mr. Robert Pitts is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company’s auditors to the extent permitted by law. Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls establish by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1)	reviewed and discussed with management the audited financial statements included in the Company’s Annual Report and Form 10-KSB;

(2)	discussed with Goodman and Company, L.L.P., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Goodman and Company, L.L.P., as required by Independence Standards Board Standard No. 1; and

(3)	discussed with Goodman and Company, L.L.P., its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2005. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Goodman and Company, L.L.P. is compatible with the auditors’ independence.

Members of the 2005 Audit Committee

Manuel V. Fernandez	Dennis I. Meyer	Robert W. Pitts
William J. McCormick, Jr.	Jeffery T. Valcourt	Charles S. Evans
John R. Motz	Robert E. Carpenter, Sr.

Compensation Committee

The Compensation Committee currently consists of Messrs. McCormick, Meyer, Motz and Valcourt, non-employee members of the Board of Directors. The Committee meets periodically to recommend award options under the Company’s Employee Stock Plans and to recommend the price of each option share granted. The Committee also meets periodically to review and recommend compensation to executive officers of the Company.

Nominating Committee

The Board of Directors has a standing nominating committee, currently comprised of Messrs. Charles Evans, Dennis Meyer and Jeffery Valcourt. Each of the members of the nominating committee is an “independent director” within the meaning of NASD Rule 4200(a)(15). The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has not adopted a charter addressing the nominations process.

The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The directors standing for reelection were nominated by the nominating committee comprised of nonmanagement directors. The Company did not pay fees to a third party to identify or evaluate the candidate nor has the Company received nominations from any shareholder other than those in the nominating committee.

The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to United Financial Banking Companies, Inc., 8399 Leesburg Pike, Vienna, Virginia, 22182, Attention: Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors attended the 2005 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

Names (Ages) of Executive Officers

Harold C. Rauner (55), a director of the Company, has served as the President and Chief Executive Officer of the Company since January 24, 1997. Mr. Rauner became President of The Business Bank, the Company’s main subsidiary, in December 1994.

Sharon A. Stakes (43), a director of the Company, has served as Executive Vice President of the Company since July 17, 1999. Mrs. Stakes became Executive Vice President of The Business Bank in June 1998.

Lisa M. Porter (46) has served as Chief Financial Officer of the Company since June 24, 1996. Ms. Porter became Chief Financial Officer of The Business Bank in October 1997.

Executive Compensation

The following table sets forth the annual compensation for the period 2003 through 2005 paid to the Chief Executive Officer (CEO) of the Company during the years ended December 31. None of the Company’s other executive officers received in excess of $100,000 in annual compensation in 2005.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Harold C. Rauner President and Chief Executive Officer	2005 2004 2003	154,174 154,167 123,750	— 20,000 16,243	— — —	— — —	3,301 4,673 3,085	(1) (1) (1)

(1)	The amounts shown consist of employer matching and pay-based credits under the UFBC 401(K) Plan.

Stock Options/SAR Grants in 2005

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in 2005	Exercise Price or Base Price ($/Sh)	Expiration Date

Harold C. Rauner President and Chief Executive Officer	- 0 -	0.00%	N/A	N/A

Aggregated Option/SAR Exercises in 2005 and 2005 Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Options/SARs at Fiscal Year End (#) Exercisable / Unexercisable	Value of Unexercised In-the- Money Options/SARs at Fiscal Year End ($) Exercisable / Unexercisable
Harold C. Rauner President and Chief Executive Officer	28,082	$393,148	28,998 / 2,500	$360,475 / $28,125

Compensation Pursuant to Plans

The Company maintains certain plans that provide, or may provide, additional compensation to current directors, executive officers and other employees of the Company. These plans include: the Company’s 401(K) Plan and the Company’s 1990, 1999 and 2003 Executive Stock Plans and the 1996, 1999 and 2003 Directors Stock Plans.

401(K) Plan

The Company established a 401(K) Plan in 1995, which covers all employees who meet specified age and employment requirements. The administrative expense associated with the 401(K) Plan was $5,000 in 2005. The Company made a contribution to the 401(K) Plan of $40,000 in 2005. Future contributions, if any, will be determined annually at the discretion of the Company’s Compensation Committee and Board of Directors.

Executive Stock Plans

The Company maintains Executive Stock Plans covering substantially all employees. Under the plans, any employee who has or is expected to significantly contribute to the Company’s growth and profit may be awarded one or more options. Members of the Compensation Committee (“Committee”) are not eligible. The Committee, consisting of designated non-employee members of the Board of Directors, recommends the characteristics and terms of the awarded options to the Board of Directors.

The Board of Directors establishes the price of each option share awarded, provided that the price of qualified shares at the time of the award not be less than the stock’s fair market value or book value. The options are exercisable at any time over a ten year period from the date of award as long as the option holder is an employee of the Company. At December 31, 2005, options to purchase 69,880 shares of Common Stock had been awarded under the 1990 Executive Stock Plan which expired on December 31, 1999. Options to purchase 52,201 shares of Common Stock were awarded under the 1990 Executive Stock Plan which expired on December 31, 2003. The 2003 Executive Stock Plan was approved at the June 6, 2003 Annual Meeting. The maximum number of shares issuable under the 2003 Executive Stock Plan is 90,000. Options to purchase 17,500 shares of Common Stock were awarded under the 2003 Executive Stock Plan as of December 31, 2005.

Director Stock Plans

The Company has Director Stock Plans which award options to purchase Common Stock to non-employee directors of the Company and of the Bank. The 1999 Directors Stock Plan also includes awards to advisory board members. The maximum number of shares issuable under the 1996 Directors Stock Plan was 8,000. The 1996 Directors Stock Plan expired on July 1, 1998 and all options to purchase common stock were awarded. The maximum number of shares issuable under the 1999 Directors Stock Plan was 35,000. The 1999 Plan expired on August 1, 2003 and options to purchase 6,000 shares of common stock were awarded to advisory board members and options to purchase 18,000 shares of common stock were awarded to non-employee directors. The 2003 Directors Stock Plan was approved at the June 6, 2003 Annual Meeting. The maximum number of shares issuable under the 2003 Directors Stock Plan is 35,000. At December 31, 2004, options to purchase 2,700 shares of common stock were awarded to advisory board members and options to purchase 16,000 shares of common stock were awarded to non-employee directors.

Certain Relationships

The Company’s officers and directors and other corporations, business organizations and persons with whom some of the Company’s officers and directors are associated, customarily have banking transactions with the Company’s bank subsidiary. All loan transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with non-affiliated entities, and have not involved more than the normal risk of collectibility and do not present other unfavorable features. Loans to principal shareholders in excess of 5% beneficial ownership (“shareholders”), directors, officers and their family members or businesses in which the officer, director or shareholders, as a group, totaled $3,072,696 at December 31, 2005.

The building which serves as the Company’s headquarters is owned by a limited liability company of which Mr. Manuel V. Fernandez, a director and beneficial shareholder owning in excess of 5% of the Company’s Common Stock, has 50% beneficial ownership. A second shareholder, owning less than 5% of the Company’s Common Stock, also has 50% beneficial ownership in the limited liability company. The lease terms include three options for renewal and a right of first offer. During 1997, the Bank exercised one renewal option for a nine year extension. At December 31, 2005, the future minimum lease payments for the Company’s headquarters totaled $242,808.

The Bank entered into a lease with 133 Maple Ave LC, a limited liability company organized in the Commonwealth of Virginia, for 12,184 square feet in Vienna, Virginia. Mr. Harold C. Rauner, Chief Executive Officer and President of the Company and a shareholder, is a member of the limited liability company. Mr. Manuel V. Fernandez, Vice Chairman and director of the Company and a beneficial shareholder owning in excess of 5% of the Company’s common stock, is also a member of the limited liability company. A third shareholder, owning less than 5% of the Company’s common stock, is also a member of the limited liability company. The lease term is for ten years with four options, each granting five year extensions. The lease commenced September 1, 2003. The terms of the lease are substantially the same as those prevailing for similar leases within the market area that the building is located. On April 18, 2005, 133 Maple Ave LC sold the property that the Bank leases to a third party. At December 31, 2005, the future minimum lease payments for the Company’s headquarters totaled $1,986,339.

Stock Ownership

At March 31, 2006, the executive officers and directors of the Company beneficially owned, in the aggregate and without duplication, 851,398 shares of Common Stock, or 72.32% of the common shares outstanding. To the best of the Company’s knowledge, persons who beneficially owned 5% or more of the Company’s Common Stock on that date are set forth in the following table.

	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Outstanding Common Stock Shares (1)
JNV Limited Partnership II/Jeffery Valcourt 1001 N. Highland Street Suite 200 Arlington, VA 22201	298,413(2)	27.48%

Manuel V. Fernandez 650 Water Street, S.W. Washington, D.C. 20024	149,926(3)	13.83%

Dennis I. Meyer 6307 Olmi Landrith Drive Alexandria, VA 22307	179,502(4)	16.55%

Rita M. Meyer 6307 Olmi Landrith Drive Alexandria, VA 22307	179,502(4)	16.55%

Harold C. Rauner 12006 Settle Court Fairfax, VA 22033	74,380(5)	6.70%

(1)	A person is deemed to be the beneficial owner of shares as to which he owns or shares voting or investment power. Except as otherwise indicated, all shares are owned directly. Ownership is based on 1,079,282 shares of Common Stock. In calculating the percentage of shares owned for warrant and option holders, the total number of shares outstanding is deemed to include option shares granted to the holder and exercisable within sixty days of the Record Date.

(2)	Includes 1,000 shares of Common Stock owned by Mr. Valcourt and options to purchase 6,600 shares of Common Stock pursuant to the Company’s Directors Stock Plans. Also includes 290,813 shares of Common Stock owned by JNV Limited Partnership II, of which Mr. Valcourt is the general partner.
(3)	Includes 144,926 shares owned directly. Also includes an option to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Plans.
(4)	Mr. Dennis I. Meyer and Mrs. Rita M. Meyer have beneficial ownership through marriage. The ownership above includes 4,000 shares owned by Mr. and Mrs. Meyer’s child, 1,839 shares owned by Mr. Meyer and 168,663 shares owned by Mrs. Meyer. Also includes options owned by Mr. Meyer to purchase 5,000 shares of Common Stock pursuant to the Company’s Directors Stock Option Plans.
(5)	Includes 42,882 shares owned directly and options to purchase 31,498 shares of Common Stock pursuant to the Company’s Executive Stock Plans.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Fees Paid to Independent Accounting Firm

The Board of Directors has selected the independent registered public accounting firm of Goodman & Company, L.L.P to audit the accounts of the Company for the fiscal year ended December 31, 2005. Goodman & Company, L.L.P audited the Company’s financial statements for the year ended December 31, 2004 and 2003. Representatives of Goodman & Company, L.L.P are expected to be present at the meeting.

The accounting firm of Brown, Dakes, Wannall & Maxfield, P.C. was selected to audit the consolidated financial statements of the Company for the years ended December 31, 2001 and 2002. On October 1, 2003, the firm of Brown, Dakes, Wannall & Maxfield, P.C. merged with the firm of Argy, Wiltse & Robinson, P.C. Brown, Dakes, Wannall & Maxfield, P.C. ceased operations on October 21, 2003 and therefore ceased to be the independent auditors for United Financial Banking Companies, Inc. (UFBC). Argy, Wiltse & Robinson, P.C. does not accept nor service clients registered with the Securities and Exchange Commission.

Brown, Dakes, Wannall & Maxfield, P.C.’s report on UFBC’s financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. During the period January 1, 2001 to December 31, 2002 and through the date on which they merged, there were no disagreements with Brown, Dakes, Wannall & Maxfield, P.C. on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to such disagreement in connection with this report.

Audit Fees.

During 2005, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for services rendered by it for the audit of the Company’s financial statements, and for services normally provided in connection with statutory and regulatory filings was $26,968

During 2005, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for services rendered by it for review of financial statements included in the Company’s reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $9,500.

During 2004, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for services rendered by it for the audit of the Company’s financial statements, and for services normally provided in connection with statutory and regulatory filings was $32,642.

During 2004, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for services rendered by it for review of financial statements included in the Company’s reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $5,000.

Audit-Related Fees.

During 2005, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for assurance and related services reasonably related to the performance of the audit services rendered by it was $750, and $-0- for certain agreed upon procedures related to collateral verification.

During 2004, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for assurance and related services reasonably related to the performance of the audit services rendered by it was $1,685, and $2,500 for certain agreed upon procedures related to collateral verification.

Tax Fees.

During 2005, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for tax advice, compliance and planning services was $7,950.

During 2004, the aggregate amount of fees billed to the Company by Goodman & Company, L.L.P. for tax advice, compliance and planning services was $2,500.

All Other Fees.

In 2005 and 2004, Goodman & Company, L.L.P. did not bill the Company any amounts for other services.

All services rendered by our independent accountants were pre-approved by the Audit Committee. The engagement of Goodman & Company, L.L.P. to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit charter.

INFORMATION RELATING TO FUTURE SHAREHOLDER PROPOSALS

In the event shareholders of the Company intend to make any proposals to be presented at the next Annual Meeting of Shareholders of the Company to be held on such date as shall be designated by the Board, such proposals must be received at the Company’s executive offices at 8399 Leesburg Pike, Vienna, Virginia 22182, not less than 120 days prior to April 2, 2007, or December 2, 2006, in order for such proposals to be included in the Company’s Proxy Statement and form of proxy relating to such meeting. If such proposal is not to be included in the Company’s Proxy materials, notice must be received no later than 120 days prior to the 2007 Annual Meeting of Shareholders, anticipated to be held in May 2007.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

OTHER MATTERS

Management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own best judgment.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, UPON THEIR REQUEST, WITH A COPY OF THE ANNUAL FORM 10- KSB REPORT TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, 8399 LEESBURG PIKE, VIENNA, VIRGINIA 22182.

By Order of the Board of Directors

/s/ LISA M. PORTER
Lisa M. Porter
Corporate Secretary

April 28, 2006

UNITED FINANCIAL BANKING COMPANIES, INC.

8399 Leesburg Pike

Vienna, Virginia 22182

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking any proxy heretofore given, hereby appoints Charles S. Evans, Dennis I. Meyer and Jeffery T. Valcourt, or either of them (with full power to act in the absence of the other, each with full power of substitution) as proxies to vote all of the shares of Common Stock of United Financial Banking Companies, Inc. (the “Company”), held of record at the close of business on March 31, 2006, by the undersigned at the Annual Meeting of Shareholders of said company, to be held in The Business Bank’s Vienna Branch, 133 Maple Avenue, East, Vienna, Virginia, on May 19, 2006, at 10:00 a.m., and at any and all adjournments thereof as follows:

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as indicated to the contrary below)

		☐	WITHHOLD AUTHORITY to vote for all nominees listed below (under Instructions)

	Class 1 - Directors		Manuel V. Fernandez William J. McCormick, Jr. Robert W. Pitts

	Instructions:	To withhold authority to vote for any of the nominees, write that nominee’s name in this space: ______________________________________________________________________

2.	To ratify the appointment of Goodman & Company, L.L.P. as the independent registered public accounting firm for 2006

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before this meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of nominees listed under Item 1, FOR the appointment of Goodman & Company, L.L.P. as the independent registered public accounting firm for 2006 as listed under Item 2.

Please sign exactly as your name appears below. When shares are held by joint tenants either one may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date

Signature if held jointly	Date

The number of shares shown above are covered by this proxy.	I plan ____ do not plan ____ to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.